Exhibit 10.6.1

EXECUTION COPY

FIRST AMENDMENT TO THE

AMENDED AND RESTATED MARKETING AGENT AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED MARKETING AGENT AGREEMENT (the “Amendment”) is made as of May 4, 2018 between World Gold Trust Services, LLC, a Delaware limited liability company (the “Sponsor” or “WGTS”), and State Street Global Advisors Funds Distributors, LLC (formerly, State Street Global Markets, LLC), a Delaware limited liability company (the “Marketing Agent” or “SSGA FD”).

WHEREAS, the Sponsor and the Marketing Agent entered into an Amended and Restated Marketing Agent Agreement dated as of July 17, 2015 (the “Agreement”) pursuant to which WGTS has retained SSGA FD as the exclusive marketing agent of SPDR® Gold Trust (the “Trust”);

WHEREAS, the Sponsor and the Marketing Agent entered into a Master Marketing Agent Agreement dated as of July 17, 2015, as amended (the “Master Marketing Agent Agreement”), pursuant to which WGTS has retained SSGA FD as the exclusive marketing agent of the Funds (as such term is defined in the Master Marketing Agent Agreement);

WHEREAS, the Sponsor and the Marketing Agent desire to modify the intended use of the Marketing Budget (as such term is defined in the Agreement) so that such Marketing Budget shall fund the marketing of the shares of the Trust and the shares of the Funds (as such term is defined in the Master Marketing Agent Agreement);

WHEREAS, the Marketing Agent’s name was changed to State Street Global Advisors Funds Distributors, LLC effective May 1, 2017; and

WHEREAS, the parties desire to amend the Agreement to reflect the aforementioned modification and change as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties agree as follows:

1.	The following definition shall be added in its proper alphabetical place to Article 1.1 “Definitions”:

“Gold Funds” has the meaning ascribed in Article 4.2(a).”

2.	The text of Article 4.2(a) shall be replaced as follows:

“The Sponsor shall fund a marketing budget (the “Marketing Budget”) in an annual amount as agreed to by the parties dedicated exclusively to the marketing of shares of the Trust and shares of the Funds (the “Funds”) (as such term is defined in the Master Marketing Agent Agreement between the parties dated as of July 17, 2015, as amended, with the Trust and all Funds collectively referred to herein as the “Gold Funds”).”

3.	All references in the Agreement to “State Street Global Markets, LLC” are replaced with “State Street Global Advisors Funds Distributors, LLC.”

4.	All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Marketing Agent and the Sponsor have each caused this Amendment to be duly executed and delivered as of the date first above written.

STATE STREET GLOBAL ADVISORS FUNDS DISTRIBUTORS, LLC

By:	/s/ James E. Ross
Name:	James E. Ross
Title:	Chief Executive Officer

WORLD GOLD TRUST SERVICES, LLC

By:	/s/ Joseph R. Cavatoni
Name:	Joseph R. Cavatoni
Title:	Principal Executive Officer

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